10-XX
For further information:
John F. Walsh
Vice President - Investor Relations
Southern Union Company
212-659-3208

SOUTHERN UNION ANNOUNCES 3Q RESULTS INCREASE 18%; REAFFIRMS 2010 GUIDANCE

•	Third Quarter 2010 Reported EPS of $.29; Adjusted EPS of $.40
•	Adjusted EPS increases 18% over prior year
•	2010 Guidance: GAAP EPS of $1.92 to $2.12; Adjusted EPS of $1.75 to $1.95

HOUSTON, November 4, 2010 – Southern Union Company (NYSE: SUG) today reported third quarter net earnings available for common stockholders of $36.6 million ($.29 per share), compared with $44.7 million ($.36 per share) in the prior year.  Adjusted net earnings for the same period were $50.2 million ($.40 per share), compared with $42.7 million ($.34 per share) in the prior year.  The following table provides a reconciliation of net earnings to adjusted net earnings:

Select Non-GAAP Financial Information	Three months ended Sept. 30,
($000s, except per share amounts)	2010	2009
Net earnings available for common stockholders	$36,632	$44,748
After-tax adjustments:
MTM (gain) loss on open economic hedges	$18,388	$(9,481)
MTM (loss) gain recorded in prior accounting period	$(4,836)	$9,765
Reduction in provision for repair and abandonment costs	$-	$(2,372)
Adjusted net earnings available for common stockholders	$50,184	$42,660
Reported net earnings per share available for common stockholders	$0.29	$0.36
Adjusted net earnings per share available for common stockholders	$0.40	$0.34

George L. Lindemann, chairman and CEO, said, “Each of our business units performed well during the third quarter.  At Florida Gas Transmission, we continue to make good progress on the Phase VIII expansion and remain optimistic that we will achieve our spring 2011 in-service date.”  Lindemann further added, “We are happy to have recently announced the execution of precedent agreements to convert part of our Trunkline Gas Company system in South Texas into a rich-gas line to accommodate growing volumes in the Eagle Ford shale.  This project is an example of the many organic growth opportunities that we are pursuing as a result of our close proximity to attractive production areas like the Eagle Ford, Granite Wash, Haynesville and Fayetteville shales.”

Eric D. Herschmann, vice chairman, president and COO, added, “We are excited to announce that Southern Union Gas Services is moving forward with the Phase II expansion of its Halley processing plant.  The Phase II expansion will add an incremental 50 million cubic feet per day of processing capacity and is expected to be available during the second half of 2011.  Based upon initial results for the Bone Springs and Avalon shale plays, we believe there will be additional opportunities to invest in midstream infrastructure including gathering, processing, treating and transportation assets.”

For the nine-month period ended September 30, 2010, the company reported net earnings available for common stockholders of $160.3 million ($1.28 per share), compared with $119.9 million ($.97 per share) in the prior year.  Adjusted net earnings for the same period were $158.4 million ($1.27 per share), compared with $156.0 million ($1.26 per share) in the prior year.  The following table provides a reconciliation of net earnings to adjusted net earnings:

Select Non-GAAP Financial Information	Nine months ended Sept. 30,
($000s, except per share amounts)	2010	2009
Net earnings available for common stockholders	$160,345	$119,944
After-tax adjustments:
MTM (gain) loss on open economic hedges	$7,920	$3,754
MTM (loss) gain recorded in prior accounting period	$(17,417)	$28,085
Change in tax treatment for Medicare Part D subsidies	$4,216
Loss on extinguishment of preferred stock	$3,295	$-
Environmental insurance settlements	$-	$(3,487)
Increase to provision for repair and abandonment costs	$-	$7,720
Adjusted net earnings available for common stockholders	$158,359	$156,016
Reported net earnings per share available for common stockholders	$1.28	$0.97
Adjusted net earnings per share available for common stockholders	$1.27	$1.26

3Q 2010 Highlights:

•
Southern Union’s transportation and storage segment posted EBIT of $112.1 million, compared with adjusted EBIT of $97.4 million in the prior year.   The increase was primarily attributable to higher revenues at Trunkline LNG as a result of the LNG infrastructure enhancement construction project placed in service in March 2010, offset partially by lower revenues from interruptible parking and short-term firm transportation services.  Contributions from the company’s unconsolidated investment in Citrus Corp., parent of Florida Gas Transmission, LLC (“FGT”), were higher largely due to increased equity AFUDC resulting from the FGT Phase VIII expansion project.

•
The gathering and processing segment reported adjusted EBIT of $10.2 million, compared with adjusted EBIT of $8.2 million in the prior year.  The increase is primarily due to higher realized natural gas and natural gas liquids prices and an increase in natural gas liquids produced and sold in the current period.   Total processed volumes were 444,316 MMBtu/d in the 2010 period compared with 357,182 MMBtu/d in 2009.  Equity volumes, which the company primarily receives through its percentage of proceeds contracts with producers, averaged 36,000 MMBtu/d of natural gas liquids equivalents and 21,000 MMBtu/d of natural gas.

•
The company’s distribution segment posted EBIT of $6.3 million compared to EBIT of $5.1 million in the prior year.  The increase was largely due to higher net operating revenue at Missouri Gas Energy, primarily a result of new rates that went into effect on February 28, 2010, partially offset by higher operating, maintenance and general expenses.

•
Interest expense was $55.2 million in the quarter compared with $50.2 million in the prior year.  Interest expense increased primarily due to the lower level of interest costs capitalized in 2010 compared to 2009, largely a result of the Trunkline LNG infrastructure enhancement construction project being placed in service in March 2010.

•	Income taxes were $16.5 million in the current quarter compared with $19.7 million in the prior year. The decrease was primarily due to lower pre-tax earnings.

2010 Earnings Guidance

Southern Union reaffirms its expected 2010 net earnings guidance of $1.92 to $2.12 per share (GAAP basis) and adjusted net earnings of $1.75 to $1.95 per share.

Quarterly Report on Form 10-Q

Southern Union will provide additional information about its results in its quarterly report on Form 10-Q expected to be filed today with the Securities and Exchange Commission.  Once made, this filing may be accessed through the Investors section of the company’s web site at www.sug.com.

Investor Call & Webcast

Southern Union will host a live investor call and webcast today at 9:00 a.m. Eastern time to discuss results, recent events and outlook.  To access the call, dial 800-299-0148 (international callers dial 617-801-9711) and enter the passcode 89288290.  A replay of the call will be available for one week after the event by dialing 888-286-8010 (international callers dial 617-801-6888) and entering passcode 57602639.  The webcast may be accessed online through the Investor’s section of the company’s web site at www.sug.com.

Non-GAAP Financial Measures

The company uses adjusted net earnings (per share), adjusted net operating revenues, and earnings before interest and taxes (“EBIT”), or adjusted EBIT, as appropriate, as its primary measures of evaluating financial performance.  The company also believes these measures present its financial performance in a manner that is more consistent with the presentation used by the investment community in its evaluation of the company’s financial performance.  Adjusted net earnings (per share), adjusted net operating revenues, EBIT and adjusted EBIT are non-GAAP measures and should be used in conjunction with net earnings and other financial measures such as operating income or net cash flows provided by operating activities.

About Southern Union Company

Southern Union Company, headquartered in Houston, is one of the nation’s leading diversified natural gas companies, engaged primarily in the transportation, storage, gathering, processing and distribution of natural gas. The company owns and operates one of the nation’s largest natural gas pipeline systems with more than 20,000 miles of gathering and transportation pipelines and one of North America’s largest liquefied natural gas import terminals, along with serving more than half a million natural gas end-user customers in Missouri and Massachusetts.  For further information, visit www.sug.com.

Cautionary Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are based on management’s beliefs and assumptions.  These forward-looking statements, which address the Company’s expected business and financial performance, among other matters, are identified by terms and phrases such as:  anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast and similar expressions.  Forward-looking statements involve risks and uncertainties that may or could cause actual results to be materially different from the results predicted.  Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: changes in demand for natural gas or NGL and related services by customers, in the composition of the Company’s customer base and in the sources of natural gas or NGL available to the Company; the effects of inflation and the timing and extent of changes in the prices and overall demand for and availability of natural gas or NGL as well as electricity, oil, coal and other commodities, bulk materials and chemicals; adverse weather conditions, such as warmer or colder than normal weather in the Company’s service territories, as applicable, and the operational impact of natural disasters; changes in laws or regulations, third-party relations and approvals, and decisions of courts, regulators and/or governmental bodies affecting or involving the Company, including deregulation initiatives and the impact of rate and tariff proceedings before FERC and various state regulatory commissions; the speed and degree to which additional competition, including competition from alternative forms of energy, is introduced to the Company’s business and the resulting effect on revenues; the impact and outcome of pending and future litigation and/or regulatory investigations, proceedings or inquiries; the ability to comply with or to successfully challenge existing and/or or new environmental, safety and other laws and regulations; unanticipated environmental liabilities; the uncertainty of estimates, including accruals and costs of environmental remediation; the impact of potential impairment charges; exposure to highly competitive commodity businesses and the effectiveness of the Company's hedging program; the ability to acquire new businesses and assets and integrate those operations into its existing operations, as well as its ability to expand its existing businesses and facilities; the timely receipt of required approvals by applicable governmental entities for the construction and operation of pipelines and other projects; the ability to complete expansion projects on time and on budget; the ability to control costs successfully and achieve operating efficiencies, including the purchase and implementation of new technologies for achieving such efficiencies; the impact of factors affecting operations such as maintenance or repairs, environmental incidents, natural gas pipeline system constraints and relations with labor unions representing bargaining-unit employees; the performance of contractual obligations by customers, service providers and contractors; exposure to customer concentrations with a significant portion of revenues realized from a relatively small number of customers and any credit risks associated with the financial position of those customers; changes in the ratings of the Company’s debt securities; the risk of a prolonged slow-down in growth or decline in the United States economy or the risk of delay in growth or decline in the United States economy, including liquidity risks in United States credit markets; the impact of unsold pipeline capacity being greater than expected; changes in interest rates and other general market and economic conditions, and in the Company’s ability to continue to access its revolving credit facility and to obtain additional financing on acceptable terms, whether in the capital markets or otherwise; declines in the market prices of equity and debt securities and resulting funding requirements for defined benefit pension plans and other postretirement benefit plans; acts of nature, sabotage, terrorism or other similar acts that cause damage to the Company’s facilities or  the Company’s  suppliers' or customers' facilities; market risks beyond the Company’s control affecting its risk management activities including market liquidity, commodity price volatility and counterparty creditworthiness; the availability/cost of insurance coverage and the ability to collect under existing insurance policies; the risk that material weaknesses or significant deficiencies in internal controls over financial reporting could emerge or that minor problems could become significant; changes in accounting rules, regulations and pronouncements that impact the measurement of  results of operations, the timing of when such measurements are to be made and recorded, and the disclosures surrounding these activities; the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, environmental compliance, climate change initiatives and authorized rates of recovery of costs (including pipeline relocation costs); and other risks and unforeseen events, including other financial, operational and legal risks and uncertainties detailed from time to time in filings with the SEC.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of the Company’s forward-looking statements.  Other factors could also have material adverse effects on the Company’s future results.  These and other risks are described in greater detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, its Quarterly Reports on Form 10-Q and its other reports filed with the Securities and Exchange Commission.  In light of these risks, uncertainties and assumptions, the events described in forward-looking statements might not occur or might occur to a different extent or at a different time than the Company has described.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Select Financial Information

The following table sets forth financial information for the company for the three and nine months ended September 30, 2010 and 2009.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(In thousands, except per share amounts)

Operating revenues	$487,527	$438,451	$1,819,617	$1,575,339

Operating expenses:
Cost of gas and other energy	217,928	165,029	903,563	737,008
Operating, maintenance and general	118,025	113,270	350,633	358,486
Depreciation and amortization	57,305	53,486	170,058	159,316
Revenue-related taxes	4,322	3,560	26,170	25,582
Taxes, other than on income and revenues	13,540	12,931	41,764	40,411
Total operating expenses	411,120	348,276	1,492,188	1,320,803

Operating income	76,407	90,175	327,429	254,536

Other income (expenses):
Interest expense	(55,239)	(50,234)	(161,551)	(146,969)
Earnings from unconsolidated investments	32,336	24,421	78,456	63,688
Other, net	352	2,277	289	8,371
Total other income (expenses), net	(22,551)	(23,536)	(82,806)	(74,910)

Earnings before income taxes	53,856	66,639	244,623	179,626

Federal and state income tax expense	16,525	19,720	75,943	53,170

Net earnings	37,331	46,919	168,680	126,456

Preferred stock dividends	(699)	(2,171)	(5,040)	(6,512)
Loss on extinguishment of preferred stock	-	-	(3,295)	-

Net earnings available for common stockholders	$36,632	$44,748	$160,345	$119,944

Net earnings available for common stockholders per share:
Basic	$0.29	$0.36	$1.29	$0.97
Diluted	0.29	0.36	1.28	0.97

Dividends declared on common stock per share	$0.15	$0.15	$0.45	$0.45

Weighted average shares outstanding
Basic	124,484	124,057	124,458	124,050
Diluted	125,160	124,568	125,106	124,273

[

Select Financial Information Continued

The following table sets forth certain selected financial information for the company for the periods presented.

	September 30,	December 31,
	2010	2009
	(In thousands of dollars)
Total assets	$8,012,232	$ 8,075,074

Long term debt	$3,520,877	$ 3,421,236
Short term debt and notes payable	180,985	220,500
Preferred stock	-	115,000
Common equity	2,494,090	2,354,946
Total capitalization	$6,195,952	$ 6,111,682

	Nine Months Ended September 30,
	2010	2009
Cash flow information:	(In thousands of dollars)
Cash flow provided by operating activities	$360,433	$ 464,413
Changes in working capital	(28,831)	117,760
Net cash flow provided by operating activities
before changes in working capital	389,264	346,653
Net cash flow used in investing activities	(218,570)	(319,422)
Net cash flow used in financing activities	(135,286)	(142,272)
Change in cash and cash equivalents	$6,577	$ 2,719

Select Non-GAAP Financial Information

The following table sets forth certain selected financial information for the company’s segments for the periods presented.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(In thousands)
Revenues from external customers:
Transportation and Storage	$186,563	$176,093	$560,328	$541,003
Gathering and Processing	214,893	189,557	758,460	532,946
Distribution	82,141	71,393	490,113	497,949
Total segment operating revenues	483,597	437,043	1,808,901	1,571,898
Corporate and other activities	3,930	1,408	10,716	3,441
Total consolidated revenues from external
customers	$487,527	$438,451	$1,819,617	$1,575,339

Depreciation and amortization:
Transportation and Storage	$31,191	$28,338	$91,264	$84,684
Gathering and Processing	17,151	16,733	52,442	49,689
Distribution	8,216	7,880	24,139	23,359
Total segment depreciation and amortization	56,558	52,951	167,845	157,732
Corporate and other activities	747	535	2,213	1,584
Total depreciation and amortization expense	$57,305	$53,486	$170,058	$159,316

Segment performance:
Transportation and Storage EBIT	$112,099	$101,120	$325,770	$292,264
Gathering and Processing EBIT	(11,366)	7,734	35,715	(5,222)
Distribution EBIT	6,299	5,103	42,009	36,450
Total segment EBIT	107,032	113,957	403,494	323,492
Corporate and other activities	2,063	2,916	2,680	3,103
Interest expense	55,239	50,234	161,551	146,969
Federal and state income tax expense	16,525	19,720	75,943	53,170
Net earnings	37,331	46,919	168,680	126,456
Preferred stock dividends	699	2,171	5,040	6,512
Loss on extinguishment of preferred stock	-	-	3,295	-
Net earnings available for common stockholders	$36,632	$44,748	$160,345	$119,944

The company evaluates segment performance based on several factors, of which the primary financial measure is earnings before interest and taxes (EBIT).  EBIT allows management and investors to more effectively evaluate the performance of all of the company’s consolidated subsidiaries and unconsolidated investments.  The company defines EBIT as net earnings available for common shareholders, adjusted for: (i) items that do not impact earnings, such as extraordinary items, discontinued operations and the impact of changes in accounting principles; (ii) income taxes; (iii) interest; (iv) dividends on preferred stock; and (v) loss on extinguishment of preferred stock.

[

Select Non-GAAP Financial Information

The following tables set forth a reconciliation of EBIT to adjusted EBIT (a non-GAAP measure) for the company and certain business segments for the three months ended September 30, 2010 and 2009.

	Three Months Ended September 30,
	2010	2009
	(In thousands of dollars)
Southern Union Company:
Reported EBIT	$109,095	$116,873
Adjustments:
Mark-to-market (gain) loss on open economic hedges	29,236	(15,132)
Mark-to-market (loss) gain recognized in prior periods	(7,705)	15,585
Decrease to provision for repair and abandonment costs	-	(3,785)
Adjusted EBIT	$130,626	$113,541

Transportation & storage segment:
Reported EBIT	$112,099	$101,120
Adjustments:
Decrease to provision for repair and abandonment costs	-	(3,785)
Adjusted EBIT	$112,099	$97,335

Gathering & processing segment:
Reported EBIT	$(11,366)	$7,734
Adjustments:
Mark-to-market (gain) loss on open economic hedges	29,236	(15,132)
Mark-to-market (loss) gain recognized in prior periods	(7,705)	15,585
Adjusted EBIT	$10,165	$8,187

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